                           POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS that the undersigned,
Arthur Certosimo does hereby constitute and appoint Arlie R.
Nogay, Richard M. Pearlman and Kathleen B. McCabe and each
of them histrue and lawful attorneys-in-fact for and in his
name, place and stead to:

1. Sign and file with the Securities and Exchange Commission, the New York Stock Exchange, Inc. and The Bank of New York
MellonCorporation pursuant to Section 16(a) of the Securities
Exchange Actof 1934 such statements regarding the undersigned's beneficialownership of securities of The Bank of New York Mellon
Corporation as required by law; and

2. Sign and file with the Securities and Exchange Commission, the New York Stock Exchange, Inc. and The Bank of New York Mellon
Corporation one or more Notices of Proposed Sale of Securities on
Form 144 relating to the sale of shares of stock of The Bank of New
York Mellon Corporation owned by the undersigned.

 Said attorneys-in-fact and each of them shall have full power and authority to do and perform each and every act necessary to be done in connection with any of the above as fully as the undersigned might or could do in person, the undersigned hereby ratifying and confirming all that said attorneys-in-fact and each of them may lawfully do or cause to be done by virtue hereof.  This Power of
Attorney shall expire on July 1, 2012.

 IN WITNESS WHEREOF, the undersigned has executed this Power of
Attorney as of this 27th day of February, 2009.

                                        ____/s/Arthur Certosimo___
                                              Arthur Certosimo